Exhibit 23


INDEPENDENT AUDITORS' REPORT


To the Shareholders and Board of Directors
Sears, Roebuck and Co.

We have audited the consolidated financial statements of Sears, Roebuck and Co. as of December 30, 1995 and December 31, 1994, and for each of the three years in the period ended December 30, 1995 and have issued our report thereon dated February 15, 1996; such consolidated financial statements and report are included in the 1995 Sears, Roebuck and Co. Annual Report to Shareholders and are incorporated herein by reference. Our audits also included the financial statement schedules of Sears, Roebuck and Co., listed in item 14(a)1 and 2. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We have also previously audited, in accordance with generally accepted auditing standards, the Consolidated Statements of Financial Position of Sears, Roebuck and Co. as of December 31, 1991 through 1993, and the related Consolidated Statements of Income, Shareholders' Equity and Cash Flows for each of the two years in the period ended December 31, 1992 (none of which are presented herein); and we expressed unqualified opinions on those consolidated financial statements. Effective January 1, 1992, the Company changed its method of accounting for the cost of postretirement benefits other than pensions and postemployment benefits.

Our audits were conducted for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The additional information set forth under "Operating results" and "Financial position" and on the lines captioned "Book value per common share (year end)", "Average common shares outstanding (millions)", "Earnings (loss) per common share" for each of the five years in the period ended December 30, 1995, appearing under the caption "Five Year Summary of Consolidated Financial Data" on page 37 of the Sears, Roebuck and Co. 1995 Annual Report to Shareholders is presented for the purpose of additional analysis and is not a required part of the basic consolidated financial statements. This additional information is the responsibility of the Company's management. Such information has been subjected to the auditing procedures applied in our audits of the basic consolidated financial statements and, in our opinion, is fairly sated in all material respects when considered in relation to the basic consolidated financial statements taken as a whole.

/S/Deloitte & Touche
Deloitte & Touche LLP
Chicago, Illinois
February 15, 1996